Exhibit 10.29

Series A Convertible Preferred Share Purchase Agreement

This Series A Convertible Preferred Share Purchase Agreement (this “Agreement”), dated February 27, 2020, is by and between SILAC, Inc., a Delaware corporation (the “Company”), and SS&C Technologies, Inc., a Delaware corporation (“Investor”).

Recitals

Whereas, the Company desires to sell to Investor, and Investor desires to purchase from the Company, Series A Preferred Stock (as defined herein) of the Company on the terms and conditions set forth in this Agreement;

Now, Therefore, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Agreement

1.Authorization and Purchase and Sale of Preferred Stock.

1.1Amendment to Certificate of Incorporation. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined in Section 2) an amendment (the “Amendment”) to the Certificate of Incorporation in the form of Exhibit B attached to this Agreement (as amended by the Amendment, the “Certificate of Incorporation”).

1.2Authorization.  As of the Closing (as defined in Section 2) the Company shall have authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of 200,000,000 shares of convertible Series A Preferred Stock (the “Series A Preferred Stock”), having the rights, preferences, privileges, and restrictions set forth in the Certificate of Incorporation.  The parties agree, and the Company covenants to Investor, that the Certificate of Incorporation shall be adopted and effective on or before the Closing to reflect the terms of this Agreement including, without limitation, the rights, privileges and preferences of the Series A Preferred Stock.

1.3Agreement to Purchase and Sell.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to issue, sell, and deliver to Investor at the Closing, and Investor agrees to purchase from the Company at the Closing, that number of shares of Series A Preferred Stock, $0.001 par value per share, set forth opposite to Investor’s name on Exhibit A, at a purchase price of $1.00 per share.  The Series A Preferred Stock purchased and sold pursuant to this Agreement shall be referred to in this Agreement as the “Preferred Shares”, and the common shares issuable upon conversion of the Preferred Shares shall be referred to as the “Conversion Shares,” with the Preferred Shares and Conversion Shares collectively referred to herein as the “Securities.”

2.Closing.

2.1The purchase and sale of the Preferred Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on February 27, 2020, or at such other time and place as the Company and Investor mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

2.2At the Closing, the Company shall deliver to Investor a certificate representing the Preferred Shares being purchased by Investor at the Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

3.Use of Proceeds.  In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Preferred Shares for working capital and other general corporate purposes.

4.Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

4.1“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly, involves one (1) or more intermediaries, controls or is controlled by, or is under common control with, such Person.  For purposes of this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

4.2“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

4.3“Governmental Entity” means any federal, national, supranational, state, provincial, local or similar government, governmental, regulatory, administrative or quasi-governmental authority, branch, office agency, commission or other body, whether domestic or foreign.

4.4“Insurance Contracts” means the life, annuity and supplemental policies, certificates and contracts, including policies sold to individuals on a group form, issued or reinsured, by the Company or any of its Subsidiaries.

4.5“Insurance Laws” means all applicable Laws regulating the business of insurance companies and all applicable orders and written opinions or written recommendations of Insurance Regulators binding on the Company or any of its Subsidiaries.

4.6“Insurance Regulators” means the Utah Insurance Department, the Indiana Department of Insurance and each other governmental insurance regulatory authority that regulates the insurance operations of the Company or any of its Subsidiaries.

4.7“Intellectual Property Rights” means any and all intellectual property or similar proprietary rights throughout the world, including any and all: (i) trademarks, service marks, logos, domain names, trade dress, social media identifiers and accounts and all other indications of origin in any jurisdiction, and all registrations and applications for registration of, renewals for, and all goodwill of the business associated with, any of the foregoing, (ii) patents and patent applications

(including all provisionals, non-provisionals, reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof), (iii) copyrights and copyrighted works (including software), copyright registrations and applications and any and all renewals, extensions, reversions, restorations and moral rights for or associated with any of the foregoing, and (iv) know-how and trade secrets and other rights in confidential information (including inventions, technology, methods, processes, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists).

4.8“IT Assets” means computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, including all documentation related to the foregoing, owned by, or licensed or leased to, the Company or its Subsidiaries.

4.9“Key Employee” means Stephen C. Hilbert, G. Daniel Acker, James S. Adams, Ngaire E. Cuneo, and Scott D. Matthews.

4.10“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of the following officers: Stephen C. Hilbert, G. Daniel Acker, James S. Adams, Ngaire E. Cuneo and Scott D. Matthews, and all information that would be possessed by such individual had he or she made reasonable investigation of the subject matter, in light of his or her role in the Company and, where appropriate, having conferred with appropriate personnel.

4.11“Law” means any applicable statute, law (including principles of common law), ordinance, rule, regulation or binding circular, binding bulletin or binding and published written opinion by any Governmental Entity.

4.12“Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a third party and licensed or sublicensed (or purported to be licensed or sublicensed) to the Company or its Subsidiaries or for which the Company or its Subsidiaries have obtained a covenant not to be sued.

4.13“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company and its Subsidiaries, taken as a whole.

4.14“Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned (or purported to be owned) by the Company or its Subsidiaries.

4.15“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, trust, limited liability company, joint venture, association, organization, labor union, Governmental Entity or other entity.

4.16“Reinsurance Agreements” has the meaning set forth in Subsection 5.20.

4.17“RIC” means (a) Equitable Life & Casualty Insurance Company, Sterling Investors Life Insurance Company and Equitable Family Insurance Group, and (b) any other Person that (i) is authorized or admitted to engage in the business of selling, issuing or underwriting insurance or reinsurance in any jurisdiction, (ii) is regulated by any Insurance Regulator, and (iii) is either (A) required by any Insurance Regulator to file an annual financial statement in the form prescribed by the NAIC for a life, accident and health, health, property and casualty, title, fraternal benefit or other insurance company, as applicable, or (B) a captive insurance company.

4.18 “SAP” means the statutory accounting principles and practices prescribed or permitted by the applicable Insurance Regulators (or other similar Governmental Entity) with respect to each RIC, consistently applied.

4.19“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

4.20“Service Provider” means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.

4.21“Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which 50% or more of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (ii) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person.

4.22 “Transaction Agreements” means this Agreement and the Certificate of Incorporation.

5.Representations and Warranties of the Company.  The Company hereby represents and warrants to Investor that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof and the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 5, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 5 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.  For purposes of these representations and warranties (other than those in Subsections 5.1, 5.2, 5.3, 5.4, 5.5, 5.14(c) and 5.21), the term the “Company” shall include any Subsidiaries of the Company unless otherwise noted herein.

5.1Organization and Standing.  Each of the Company and its Subsidiaries is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2Corporate Power and Qualification. The Company and each Subsidiary of the Company has all requisite legal and corporate power and authority (i) to execute and deliver this Agreement, (ii) to sell and issue the Securities, (iii) to carry out and perform its obligations under the terms of this Agreement and (iv) to carry on its business as presently conducted and as proposed to be conducted.  The Company and each Subsidiary of the Company is duly qualified to transact business and in good standing in each jurisdiction in which it is required to be so qualified, except where the failure to so qualify would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

5.3Subsidiaries.  Except for the Persons set forth in Subsection 5.3 of the Disclosure Schedule, the Company has no Subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any interest in any corporation, partnership, trust, joint venture, limited liability company, association or other business entity.  Neither the Company nor any Subsidiary of the Company is a participant in any joint venture, partnership or similar arrangement.  The rights, property and assets held by the Company and the Subsidiaries set forth on Subsection 5.3 of the Disclosure Schedule are reasonably sufficient for the continued conduct of the business of the Company after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets reasonably necessary to conduct the business of the Company as currently conducted.

5.4Capitalization and Voting Rights.

(a)The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

(i)Common Stock.  1,000,000,000 shares of capital stock, 300,000,000 of which have been or will be designated as voting common stock (“Series A Common Stock”) and 30,000,000 of which are issued and outstanding, and 500,000,000 of which have or will be designated as non-voting common stock (“Series B Common Stock” and with the Series A Common Stock, collectively, the “Common Stock”) and 74,807,634 of which are issued and outstanding.

(ii)Preferred Stock.  200,000,000 shares of Series A Preferred Stock, none of which are issued and outstanding prior to the effectiveness of this Agreement.  The Series A Preferred Stock are non-voting shares.  The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate of Incorporation and as provided by the Delaware General Corporation Law.

(b)The issued and outstanding Common Stock are all duly authorized, validly issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any applicable state securities laws or pursuant to valid exemptions therefrom.

(c)Subsection 5.4(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) granted stock options, including vesting schedule and exercise price; and (iii) warrants or stock purchase rights, including a list of holders and strike price. Except for (A) the conversion privileges of the Preferred Shares to be issued under this Agreement and (B) the securities and rights described in Subsection 5.4(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), equity or equity-based awards or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Shares, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Shares.

(d)None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events.  The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.  Except as set forth in the Certificate of Incorporation, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e)The Company is the record owner of and has good and valid title to the ownership interests in each Subsidiary of the Company, free and clear of all liens or encumbrances. Such ownership interests constitute 100% of the total issued and outstanding ownership interests in each Subsidiary of the Company. Such ownership interests have been duly authorized and are validly issued, fully-paid and non-assessable.

(f)The ownership interests in each Subsidiary of the Company were issued in compliance with applicable federal and state securities laws. The ownership interests in each Subsidiary of the Company were not issued in violation of the certificate of formation or the limited liability operating agreement of each Subsidiary of the Company, or any other agreement, arrangement or commitment to which a Subsidiary of the Company is a party and are not subject to or issued in violation of any preemptive or similar rights of any Person or entity.

(g)Except as set forth on Subsection 5.4(g) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any ownership interests in any Subsidiary of the Company or obligating the Company to issue or sell any ownership interests, or any other interest, in the Company (or any Subsidiary of the Company).  There are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the ownership interests in any Subsidiary of the Company.

5.5Valid Issuance of Securities.

(a)All corporate action required to be taken by the Company’s Board of Directors (the “Board of Directors”) and the Company’s stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Preferred Shares at the Closing and the Common Stock issuable upon conversion of the Preferred Shares, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Preferred Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, constitute or shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)The Preferred Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by Investor.  Assuming the accuracy of the representations of Investor in Section 6 of this Agreement and subject to the filings described in Subsection 5.6 below, the Preferred Shares will be issued in compliance with all applicable federal and state securities laws.  The Common Stock issuable upon conversion of the Preferred Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by Investor.  Based in part upon the representations of the Investor in Section 6 of this Agreement, and subject to Subsection 5.6 below, the Common Stock issuable upon conversion of the Preferred Shares will be issued in compliance with all applicable federal and state securities laws.

(c)No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

5.6Governmental Consents and Filings. Assuming the accuracy of the representations made by Investor in Section 6 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Amendment, which will have been filed as of the Closing, (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner and (iii) any filings required by the Utah Insurance Department or Indiana Department of Insurance in connection with the execution of this Agreement and listed in Subsection 5.6 of the Disclosure Schedule.

5.7Offering.  Subject in part to the truth and accuracy of Investor’s representations set forth in Section 6 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

5.8Intellectual Property.

(a)Subsection 5.8(a) of the Disclosure Schedule sets forth a true and complete list of all registrations and applications for registration included in the Owned Intellectual

Property Rights (collectively, the “Registered Intellectual Property Rights”).  None of the Registered Intellectual Property Rights have been adjudged invalid or unenforceable in whole or in part and, to the Company’s knowledge, all Registered Intellectual Property Rights are otherwise valid, subsisting and enforceable.

(b)The Company owns, free and clear of all encumbrances, all Owned Intellectual Property Rights.  The Company owns or has a valid and enforceable right to use any and all Intellectual Property Rights used or held for use in, or otherwise necessary for, the conduct of its business as now conducted and as proposed to be conducted.  The consummation of the transactions contemplated by this Agreement will not (i) alter, encumber, impair or extinguish any Owned Intellectual Property Rights or Licensed Intellectual Property Rights or (ii) encumber any of the Intellectual Property Rights licensed or owned by the Investor.

(c)Neither the Company nor the conduct of its business has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights of any third party.  To the Company’s knowledge no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right.

(d)The Company has taken reasonable steps in accordance with normal industry practice to maintain, enforce and protect the confidentiality of all Intellectual Property Rights, the value of which to its business is contingent upon maintaining the confidentiality thereof and, to the Company’s knowledge, no such Intellectual Property Right has been disclosed other than to employees, contractors, consultants, representatives and agents of the Company in the ordinary course of business under or subject to the terms of a written confidentiality agreements.

5.9Information Technology.

(a)To the Company’s knowledge, none of the software included in the Owned Intellectual Property Rights or distributed by, or otherwise used in the business of, the Company (i) contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which can cause software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command; (ii) contains any software code that is licensed under any terms or conditions that require that any software be (A) made available or distributed in source code form; (B) licensed for the purpose of making derivative works; (C) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (D) redistributable at no charge; or (iii) is subject to any agreement with any Person under which the Company has deposited, or could be required to deposit, into escrow the source code of such software and no such source code has been released to any Person, or is entitled to be released to any Person, by any escrow agent.  The consummation of the transactions contemplated by this Agreement will not trigger the release of any source code of any such software.

(b)To the Company’s knowledge, the IT Assets operate and perform in a manner that permits the Company to conduct its business as currently conducted.  The Company has taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption.  There has been no breach, or unauthorized use, access, interruption, modification or corruption, of any IT Assets (or any information or transactions stored or contained therein or transmitted thereby).

5.10Compliance with Other Instruments.  The Company is not in material violation or default (i) of any provisions of its Certificate of Incorporation, Bylaws or other governing documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such material violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

5.11Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company or any officer, director, manager or Key Employee of the Company; or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected, individually or in the aggregate, to be material to the Company.  Neither the Company nor any of its officers, directors, managers or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Entity or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company).  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company’s knowledge, currently threatened against the Company or, to the Company’s knowledge, currently threatened against any officer, director, manager or Key Employee (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

5.12Employees.  To the Company’s knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company.  The Company and its Subsidiaries are, and have been since January 1, 2017, in material compliance with all applicable Laws relating to employee compensation, benefits, labor and employment.  None of the Company or any of its Subsidiaries is party to any collective bargaining or similar agreement and there has been no unionizing activity seeking recognition of a collective bargaining unit relating to any Service Provider.  None of the Company or any of its Subsidiaries currently sponsors, maintains, contributes or is required to sponsor, maintain or contribute to any defined benefit pension plan or arrangement (whether or not tax-qualified) or that provides for post-employment or post-retirement medical, dental, disability, life or similar benefits to any current or former Service Provider (other than as required by applicable Law).  To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing.  No compensation or benefits will be paid or become payable to any current to former Service Provider (alone or in conjunction with any other events) as a result of the transactions contemplated by this Agreement.

5.13Registration Rights and Voting Rights.  The Company is not under any contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities issuable upon exercise or conversion of its currently outstanding securities or that may hereafter be issued.  To the Company’s knowledge no stockholder or member of the Company or the Company’s Subsidiaries has entered into any agreements with respect to the voting of capital shares or other equity interests of the Company or the Company’s Subsidiaries.

5.14Financial Statements.

(a) The Company has delivered to Investor the audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2018 for Equitable Life & Casualty Insurance Company, Equitable National Insurance Company and Sterling Investors Life Insurance Company and the unaudited consolidated financial statement of Equitable Family Insurance Group for the period ending September 30, 2019 and the quarterly financial statements for the period ending September 30, 2019 for Equitable Life & Casualty Insurance Company, Equitable National Insurance Company and Sterling Investors Life Insurance Company (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with SAP applied on a consistent basis throughout the periods indicated, except that such Financial Statements may be subject to normal year-end audit adjustments.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2019, as applicable; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not be expected to be material to the Company or its Subsidiaries.

(b)The Company or relevant Subsidiary of the Company has filed all annual and quarterly statements required to be filed with the applicable Insurance Regulators on forms prescribed or permitted by such authorities for the period ending September 30, 2019 and the year ended December 31, 2018, (the “Statutory Statements”).  All such Statutory Statements fairly present in all material respects in accordance with SAP, applied on a consistent basis throughout the periods involved (except as required by SAP) the statutory financial position of the Company or Subsidiary, as applicable, as of the dates therein specified and the statutory results of operations and cash flow of the Company or Subsidiary, as applicable, for the periods therein specified.  All assets that are, or will be, as applicable, reflected as admitted assets on the Statutory Statements, to the extent applicable, comply, or will comply, as applicable, in all material respects with all Laws applicable to admitted assets and are, or will be, as applicable, in an amount at least equal to the minimum amounts required by applicable Insurance Laws.

(c)The Company is a holding company, has not previously conducted any business and conducts no business, except through its Subsidiaries, and has no assets or liabilities, except as disclosed on Subsection 5.14(c) of the Disclosure Schedule or in other representations pursuant to this Agreement.

5.15Absence of Changes.  Since September 30, 2019 there has not been:

(a)any materially adverse change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business;

(b)any damage, destruction or loss, whether or not covered by insurance, that would reasonably be expected to be, individually or in the aggregate, material;

(c)any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(e)any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)any material change in any compensation arrangement or agreement with any employee, officer, director, manager, stockholder or member;

(g)any resignation or termination of employment of any officer or Key Employee of the Company;

(h)any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)any loans or guarantees made by the Company to or for the benefit of its employees, officers, managers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(l)any grant of equity or equity-based awards to any Service Provider;

(m)any material increase in the compensation or benefits (including relating to change in control bonuses or severance rights) for Service Providers or entering into any individual severance, termination, retention, change in control or similar agreement with any Service Provider;

(n)to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; or

(o)any arrangement or commitment by the Company to do any of the things described in this Subsection 5.15.

5.16Agreements; Actions.

(a)Except for (i) the Transaction Agreements, (ii) Insurance Contracts, (iii) Reinsurance Agreements and (iv) as set forth in Subsection 5.16(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions with reasonably expected obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000, to which the Company is party or by which it is bound that involve (A) the grant of rights to license, market, or sell its products to any other Person that limits the Company’s exclusive right to license, market or sell its products or (B) indemnification by the Company.

(b)Except as set forth in Subsection 5.16(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness in excess of $50,000 (other than indebtedness that have already been fully satisfied), (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.  For the purposes of (a) and (b) of this Subsection 5.16, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

5.17Related Party Transactions.

(a)Other than (i) as set forth in Subsection 5.17(a) of the Disclosure Schedule (ii) the Transaction Agreements, (ii) standard employee benefits generally made available to all employees, (iii) standard director and officer indemnification agreements approved by the Board of Directors, (iv) standard employment agreements, (v) the purchase of shares of the

Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to Investor), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b)The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.  To the Company’s knowledge, no officers, employees or members of their immediate families have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees or competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.

5.18Property. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.  The Company does not own any real property.

5.19Benefits Under Insurance Contracts; Underwriting; Etc.

(a)Except as set forth on Subsection 5.19(a) of the Disclosure Schedule, all benefits claimed by, or paid, payable, or credited to, any Person under any Insurance Contract have in all material respects been paid or credited (or provision as required under SAP for payment thereof has been made) in accordance with the terms of the applicable Insurance Contract under which they arose and such payments, credits or provisions were not materially delinquent and were paid or credited (or will be paid or credited) without fines or penalties (excluding interest), except for any such claim for benefits for which there is a reasonable basis to contest payment.

(b)The Company upon request will make available to Investor the material elements of all underwriting policies utilized by the Company with respect to the Insurance Contracts.  Except for variances in the ordinary course which are not material in the aggregate, the underwriting standards utilized and rates and rating and criteria applied by the Company with respect to the Insurance Contracts outstanding as of the date hereof conformed in all material respects to those contained in their applicable underwriting manuals as in effect at the times such Insurance Contracts were underwritten and, with respect to any Insurance Contract reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance, modified coinsurance or other similar policies.

(c)Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect: (i) each employee, advisor, general agent, broker, broker-dealer, reinsurance intermediary, consultant, producer, financial institution, registered representative, call center personnel or other Person who marketed, sold, negotiated, serviced, administered, managed, advised or otherwise interacted (“Interacted”) with holders of products included in the business (each, a “Producer”), at the time such Producer Interacted any business for the Company, to the extent required by applicable Law, was duly and appropriately appointed by the Company to act as a Producer and was duly and appropriately licensed or registered as a Producer (for the type of business Interacted by such Producer), in each case, in the particular jurisdiction in which such Producer, marketed such business for the Company; (ii)  no such Producer violated any term or provision of any Law applicable to any aspect of the Company’s products, including with respect to churning, suitability, conservation, surrender, investment or allocation of funds, market timing, late trading, replacement, fictitious bids or quotes; (iii) to the Company’s knowledge, no such Producer has breached the terms of any agency or broker contract with or for the benefit of the Company; (iv) all compensation paid to each such Producer by the Company was paid in accordance with applicable Law; (v) all training and instruction materials pertaining to Interaction with holders of products included in the business provided by the Company to each such Producer were in compliance with all applicable Laws; and (vi) except as set forth on Subsection 5.19(c) of the Disclosure Schedule with respect to certain trailing commissions, and except for vested commissions, the Company has no ongoing payment obligations to any such Producer.

(d)The Company upon request will make available to Investor true, correct and complete copies of a representative sample of the Insurance Contract forms applicable to in-force Insurance Contracts including representative riders and other related forms, prospectuses and other selling materials and written advertising, disclosure or marketing materials.  Each Insurance Contract in force on the date of this Agreement conforms in all material respects to one of the Insurance Contract forms so provided to Investor.  Each Insurance Contract form as well as any related ancillary documents and other agreements of insurance and reinsurance, prospectuses and other selling or disclosure material and rate or rule marketed, filed or otherwise utilized by the Company or any of its Subsidiaries, the use or issuance of which requires filing or approval, has, in all material respects, been appropriately filed and, if required, approved by the applicable Governmental Entity in each jurisdiction requiring such filing or approval.  All such Insurance Contract forms, ancillary documents, and prospectuses, statements of additional information, other selling, advertising, marketing or disclosure materials and rates or rules as of their respective mailing dates or dates of use (i) contained or contain, as applicable, no untrue statement of material fact and did not or do not, as applicable, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) accurately described or describe (as applicable) and were or are (as applicable) consistent with the terms of the underlying Insurance Contract and the applicable rates and rules, and (iii) complied with, applicable Law and were within the scope of the approvals received therefor, in each case in all material respects.

(e)All Insurance Contracts were administered and operated, in all material respects, in accordance with the applicable rates and rules and in a manner consistent with their terms and with such prospectuses, statements of additional information, other selling, advertising, marketing or disclosure materials and applicable Law.

5.20Reinsurance.  Subsection 5.20 of the Disclosure Schedule sets forth a true, complete and correct list of all reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which the Company is a ceding or assuming party (collectively, the “Reinsurance Agreements”).  Each Reinsurance Agreement is in full force and effect and is a valid and binding obligation of the Company, as the case may be.  Neither the Company, nor, to the Company’s knowledge, is any other party to a Reinsurance Agreement, in default in any material respect as to any provision of any Reinsurance Agreement or has failed to meet, in any material respect, the underwriting standards required for any business reinsured thereunder.  To the Company’s knowledge, all amounts to which the Company is entitled as of the date hereof under any Reinsurance Agreements (including amounts based on paid and unpaid losses), are collectible, except as otherwise reflected in the applicable Statutory Statements.  To the Company’s knowledge, no Reinsurance Agreement contains any provision providing that the other party thereto may terminate or modify such treaty or agreement by reason of the transactions contemplated by this Agreement or any ancillary agreements hereto.  To the Company’s knowledge, the Company is entitled to take full credit in its Statutory Statements pursuant to applicable Law for all reinsurance and coinsurance ceded by it pursuant to any Reinsurance Agreement, and (ii) in the Company’s Financial Statements the Company has applied, in all material respects, the requirements of Statement of Financial Accounting Standards No. 113, as amended, promulgated by the Financial Accounting Standards Board, to all reinsurance or coinsurance ceded by the Company.

5.21Tax Returns and Payments.  There are no U.S. federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid.  There are no accrued and unpaid U.S. federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. The Company’s tax returns are not currently the subject of examinations or audits or reports by any applicable Governmental Entity, and no such examination or audit has been threatened in writing. The Company has duly and timely filed all federal, state, county, local and foreign tax returns (including information returns and reports) required to have been filed by it and all such tax returns and reports were true, complete and correct in all material respects. There are in effect no waivers of applicable statutes of limitations with respect to taxes of the Company for any year. The Company has withheld or collected from each payment made to each of its employees and contractual counterparties, the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper taxing authorities.  The Company has not participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4.

5.22Corporate Documents.

(a)Except for amendments necessary to satisfy the representations, warranties or conditions contained in this Agreement, the Certificate of Incorporation and Bylaws of the Company are in the form provided to Investor.  The copy of the minute books of the Company provided to Investor accurately reflects in all material respects the minutes of all meetings of directors and members and all actions by written consent without a meeting by the directors (including any committee of directors) and members and stockholders with respect to all transactions referred to in such minutes.

(b)The certificates of formation and the operating agreements of the Subsidiaries of the Company are in the form provided to Investor.  The copies of the minute books of the Subsidiaries of the Company provided to Investor contain minutes of all meetings of directors and members and all actions by written consent without a meeting by the directors and members and accurately reflects in all material respects all actions by the directors (including any committee of directors) and members with respect to all transactions referred to in such minutes.

5.23Data Privacy.  In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company to the Company’s Knowledge is and has at all times been in compliance, in all material respects with all applicable Laws, policies and procedures in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party.  The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure.  No claims or actions have been asserted or, to the Company’s Knowledge, threatened against the Company by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any applicable Laws, rules, policies, procedures or contracts.

5.24Disclosure.  The Company has made available to Investor all the information reasonably available to the Company that Investor has requested for deciding whether to acquire the Preferred Shares.  No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Investor at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  It is understood that this representation is qualified by the fact that the Company has not delivered to Investor, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

5.25No Other Representations and Warranties.  Except for the representations and warranties contained in this Article 5 (including the related portions of the Disclosure Schedules), none of the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Investor (including any information, documents, or material delivered to Investor, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in Law.

6.Representations and Warranties of Investor.  Investor hereby represents and warrants to the Company with respect to the purchase of the Securities as follows:

6.1Authorization.  This Agreement, when executed and delivered by Investor will constitute a valid and legally binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent indemnification provisions may be limited by applicable federal or state securities law and principles of public policy.

6.2Purchase Entirely for Own Account.  This Agreement is made with Investor in reliance upon Investor’s representation to the Company, which by Investor’s execution of this Agreement Investor hereby confirms, that the Securities will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person with respect to any of the Securities.

6.3Disclosure of Information.  Investor has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, book and records, and other documents and date of the Company for such purpose.  Investor acknowledges and agrees that in making its decision to consummate the transactions contemplated hereby, Investor had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

6.4Accredited Investor.  Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

6.5Restricted Securities.  Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein. Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that the Company has no obligation to register or qualify the Securities, or the Common Stock into which it may be converted, for resale. Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

6.6Legends.  It is understood that the certificates evidencing the Securities shall bear the following legend (in addition to any legend required by ancillary agreements to this Agreement or under applicable state securities laws):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

6.7Residence.  The office or offices of Investor in which its principal place of business is identified in the address or addresses of Investor set forth on Exhibit A.

7.Conditions of Investor’s Obligations at Closing.  The obligations of Investor to close under the terms of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

7.1Representations and Warranties.  The representations and warranties made by the Company in Section 5 shall be true and correct in all respects as of the Closing.

7.2Covenants.  All covenants, agreements, obligations and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with by the Company.

7.3Compliance Certificate.  An officer of the Company shall deliver to Investor at the Closing certificates certifying that the conditions specified in Subsections 7.1 and 7.2 have been fulfilled.

7.4Qualifications.  All authorizations, approvals or permits, if any, of any Governmental Entity of the United States or of any state that are required in connection with the transactions contemplated by the Transaction Agreements shall be obtained and effective as of the Closing.

7.5Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

7.6Secretary’s Certificate.  The Secretary of the Company shall deliver to Investor at the Closing a certificate stating that the copies of the Certificate of Incorporation and Bylaws and Board of Director and stockholder resolutions relating to the sale of the Preferred Shares attached thereto are true and complete copies of such documents and resolutions.

7.7Amendment to Certificate of Incorporation.  The Company shall have filed the Amendment with the Secretary of State of Delaware on or prior to the Closing.

8.Conditions to Closing of Company.  The obligations of the Company to Investor under this Agreement are subject to fulfillment on or before the Closing of each of the following conditions:

8.1Representations and Warranties.  The representations and warranties made by Investor in Section 6 shall be true and correct in all material respects as of the Closing.

8.2Performance.  Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Investor on or before the Closing.

8.3Qualifications.  All authorizations, approvals or permits, if any, of any Governmental Entity of the United States or of any state that are required in connection with the transactions contemplated by the Transaction Agreements shall be obtained and effective as of the Closing.

9.Miscellaneous.

9.1Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS ENTERED INTO AMONG DELAWARE RESIDENTS TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

9.2Survival of Warranties.  The representations, warranties and covenants of the Company and Investor contained herein or made pursuant to this Agreement shall survive the execution and delivery of the Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

9.3Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.4Entire Agreement; Amendment; Waiver; Termination.  This Agreement (including the Exhibits hereto), the Certificate of Incorporation and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.  This Agreement shall automatically terminate and be of no further force and effect if the Closing shall not have occurred by April 1, 2020; provided that no such termination shall relieve any party from any liability arising from its willful breach of this Agreement prior to termination.

9.5Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person or by facsimile, electronic mail, courier or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Investor, at Investor’s address set forth on the signature page of this Agreement, or at such other address as Investor shall have furnished to the Company in writing, or (b) if to the Company, to its address set forth on the signature page of this Agreement and addressed to the attention of the Secretary, or at such other address as the Company shall have furnished to Investor.  All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of facsimile transfer, upon confirmation of electronic mail transmission, upon delivery by courier or three business days after deposit in the United States mail.  Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by facsimile and confirmed in writing sent by overnight or two-day courier service.

9.6Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of Investor of any breach or default under this Agreement, or any waiver on the part of Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to Investor, shall be cumulative and not alternative.

9.7Expenses.  Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.8Finder’s Fees. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.  Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, employees or representatives is responsible.

9.9Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

9.10Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

9.11Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this

Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

9.12Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

9.13Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.14No Commitment for Additional Financing.  The Company acknowledges and agrees that Investor has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Preferred Shares as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by Investor or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[signature page immediately follows]

Exhibit 10.29

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

COMPANY:

SILAC, Inc.
By:	/s/ James S. Adams
Printed:	James S. Adams
Title:	CFO

Investor:

SS&C TECHNOLOGIES, INC.

By:	/s/ Patrick J. Pedonti
Printed:	Patrick J. Pedonti
Title:	SVP, CFO
Address:	80 Lamberton Rd., Windsor, CT 06095

Signature Page

to

Series A Convertible Preferred Stock Purchase Agreement

Exhibit 10.29

EXHIBIT A

Schedule of Investors

Name and Address	Number of Series A Preferred Stock Purchased	Purchase Price
SS&C TECHNOLOGIES, INC. 80 Lamberton Road Windsor, CT 06095	40,000,000	$1.00
Totals:	40,000,000	$40,000,000

Exhibit 10.29

EXHIBIT B

Amendment to Certificate of Incorporation

[See attached.]

EXHIBIT C

Disclosure Schedule

[See attached.]

Exhibit C